SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 9, 2006, the Board of Directors (the “Board”) of Portal Software, Inc. (the “Registrant”) approved a revised Board member compensation plan. Under the revised plan, the Lead Director’s (Chairman of the Board’s) annual retainer is $50,000 and each Board member annual retainer is $25,000. In addition, the Audit Committee chair’s annual retainer is $8,000, and the annual retainer for the chair of any other committee is $6,000. The annual retainer for any committee member is $4,000. Board members receive $2,000 for each Board meeting, whether in person or attending telephonically. If a Board meeting exceeds six (6) hours, the participating members will be paid an additional $2,000. Board members receive $1,000 per committee meeting, whether the meeting is in person or by teleconference, and an additional $1,000 will be paid for committee meetings that exceed 2.5 hours. A non-employee Board member will receive an initial option grant of 16,000 shares upon appointment. In addition, upon the date of each Annual Stockholders Meeting, non-employee Board members will continue to receive an annual option grant of 2,400 shares.

The Registrant received from John Little, the letter attached hereto as Exhibit 99.1, dated January 12, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Letter from John Little dated January 12, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: January 13, 2006	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter from John Little dated January 12, 2006.